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EXHIBIT 10.11

SUBSCRIPTION AGREEMENT

Taliera Corporation
250 E. 96th Street, Suite 415
Indianapolis, IN 46240
Attn: J. Smoke Wallin

Dear Gentlemen:

        The undersigned hereby subscribes for and agrees to purchase 1,818,750 shares of common stock (collectively, the "Shares") of Taliera Corporation, a Delaware corporation (the "Company"), at a price of $0.013745 per Share for an aggregate purchase price of $25,000 (the "Purchase Price") on the terms and conditions hereinafter set forth.

        The undersigned understands that investment in the Shares involves a high degree of risk and is suitable only for sophisticated investors. The undersigned further understands that the Shares are being offered in reliance upon an exemption from registration provided by the federal Securities Act of 1933, as amended, ("1933 Act") and Regulation D of the Securities and Exchange Commission thereunder ("Regulation D"), and an exemption from registration provided by Section 23-2-1-2(b)(10) of the Indiana Code, as amended and Title 6 Section 7309(b)(9) of the Delaware Code, as amended.

        Accordingly, the undersigned hereby represents and warrants to you, and intends that you and the Company rely upon these representations and warranties for the purpose of establishing the acceptability of this subscription offer, as follows:

        The undersigned is purchasing the Shares for his or its own investment and not with a view to the distribution or resale thereof to anyone else.

        The undersigned acknowledges that the Company has disclosed in writing to him or it that the transferability of the Shares is severely limited and that the undersigned must continue to bear the economic risk of this investment for an indefinite period as the Shares has not been registered under the 1933 Act or any other state securities laws and therefore cannot be offered or sold unless they are subsequently registered under such acts or an exemption from such registration is available.

        The undersigned agrees that the Shares purchased will not be sold or transferred without registration under the 1933 Act and any applicable state securities law, or until the undersigned has obtained an opinion of counsel satisfactory to the Company that such registration is not required in connection with any such transaction.

        The undersigned agrees that certificates (if any) for the Shares may contain the following legend: "The securities represented by this certificate were acquired for investment only and not for resale. They have not been registered under the Federal Securities Act of 1933, as amended, or any state securities law. These securities may not be sold, transferred, pledged or hypothecated unless first registered under such laws, or unless the Corporation has received an opinion of counsel satisfactory to it that registration under such laws is not required. The Company may issue stop transfer instructions to its transfer agent (if any) or make a notation to such effect on its appropriate records.

        The undersigned acknowledges that the Company has made available to him or it the opportunity to ask questions and receive answers concerning (a) the Company; (b) the Shares; (c) the Company's Certificate of Incorporation; and (d) the Company's Bylaws.

        The undersigned has made his or its own inquiry and analysis (on his or its own or with the assistance of others) with respect to (a) the Company; (b) the Shares; (c) the Company's Certificate of Incorporation; (d) the Company's Bylaws; and (e) other material factors affecting the Shares. Based on such information and analysis, the undersigned has been able to make an informed decision to subscribe for the Shares.

        The undersigned has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of investment in the Shares.

        The undersigned's principal residence both at the time of the initial offer of the Shares to the undersigned and at present was and is within the State of Indiana.

        The undersigned agrees that, notwithstanding the place where this agreement may be executed by any of the parties hereto, all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

        Prior to the receipt of the Shares, the undersigned agrees that the he or it shall execute a counterpart to the Operating Agreement, a copy of which has been provided to the undersigned, which provides for certain restrictions on the transferability of the Shares.

        The undersigned understands that he or it has no right to require the Company to register the Shares under federal or state securities laws at any time.

        No commission or other remuneration shall be paid to any person in connection with the offer or sale of the Shares.

        The undersigned is an "accredited investor" as defined in Rule 501(a) promulgated under the 1933 Act.

        The undersigned acknowledges and agrees that, Ice Miller, LLP ("IM") solely represents the Company in connection with the issuance of the Shares and that the undersigned has not been represented by IM in connection with the issuance of the Shares and that the undersigned has been advised by the Company and IM to seek his own legal representation prior to the undersigned's execution and delivery of this Subscription Agreement.

        The undersigned recognizes that you shall have the right to reject this subscription, in whole or in part, for any reason whatsoever and return the subscription proceeds without interest.

        IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the 30th day of June, 2006.

###-##-#### Social Security or Tax Identification of Subscriber	Taliera Holdings, LLC Printed Name of Subscriber
/s/ J. Smoke Wallin Signature of Subscriber
President Officer Title (if an entity)
12320 Creekwood Lane Street Address of Subscriber
Carmel, IN 46032 City, State and Zip Code
This Subscription Agreement is accepted as of the 30th day of June , 2006.
Taliera Corporation
	By:	/s/ J. Smoke Wallin J. Smoke Wallin, CEO

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SUBSCRIPTION AGREEMENT